EXHIBIT 99.1
ENTERPRISE FINANCIAL REPORTS FIRST QUARTER 2024 RESULTS

First Quarter Results
•Net income of $40.4 million, or $1.05 per diluted common share, compared to $1.16 in the linked quarter and $1.46 in the prior year quarter
•Net interest margin of 4.13%, quarterly decrease of 10 basis points
•Net interest income of $137.7 million, quarterly decrease of $3.0 million
•Total loans of $11.0 billion, quarterly increase of $144.4 million
•Total deposits of $12.3 billion, quarterly increase of $77.3 million
•Return on Average Assets (“ROAA”) of 1.12%, compared to 1.23% and 1.72% in the linked and prior year quarters, respectively
•Return on Average Tangible Common Equity (“ROATCE”)1 of 12.31%, compared to 14.38% and 19.93% in the linked and prior year quarters, respectively
•Tangible common equity to tangible assets1 of 9.01%, an increase of 5 basis points and 20 basis points from the linked and prior year quarters, respectively
•Tangible book value per share1 of $34.21, annualized increase of 4%

St. Louis, Mo. April 22, 2024 – Jim Lally, President and Chief Executive Officer of Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”), said today upon the release of EFSC’s first quarter earnings, “Our first quarter results were fundamentally sound and 2024 is off to a good start. Customer activity remains robust, and our loan and deposit pipelines are strong. We had a return on average assets of 1.12% and grew tangible common equity to over 9% of tangible assets. Credit quality metrics are stable and we continue to maintain an appropriate reserve level. We are excited about the opportunities in our markets and are optimistic for the remainder of the year.”

Highlights

•Earnings - Net income in the first quarter 2024 was $40.4 million, a decrease of $4.1 million and $15.3 million compared to the linked and prior year quarters, respectively. Earnings per share (“EPS”) was $1.05 per diluted common share for the first quarter 2024, compared to $1.16 and $1.46 per diluted common share for the linked and prior year quarters, respectively. Adjusted diluted earnings per share1 was $1.07 for the first quarter 2024, compared to $1.21 for the linked quarter.

•Pre-provision net revenue (“PPNR”)1 - PPNR of $57.4 million in the first quarter 2024 decreased $18.4 million and $17.6 million from the linked and prior year quarters, respectively. The decrease from the linked quarter was primarily due to a decrease in net interest income due to one less day in the current quarter and an increase in interest expense, a decrease in tax credit income that is typically highest in the fourth quarter of each year, and an increase in compensation and benefits from the annual payroll tax and vacation reset, along with merit increases. The decrease compared to the prior year quarter was primarily
1 ROATCE, tangible common equity to tangible assets, tangible book value per share, adjusted diluted earnings per share and PPNR are non-GAAP measures. Please refer to discussion and reconciliation of these measures in the accompanying financial tables.

due to the higher interest rate environment that increased deposit interest expense and the cost of variable deposit services charges, which are influenced by current market rates.

•Net interest income and net interest margin (“NIM”) - Net interest income of $137.7 million for the first quarter 2024 decreased $3.0 million and $1.8 million from the linked and prior year quarters, respectively. NIM was 4.13% for the first quarter 2024, compared to 4.23% and 4.71% for the linked and prior year quarters, respectively. The total cost of deposits of 2.13% for the first quarter 2024 increased 10 basis points and 121 basis points from the linked and prior year quarters, respectively. Compared to the linked quarter, net interest income declined due to one less day in the current quarter and higher deposit interest expense, partially offset by higher average loan and investment balances.

•Noninterest income - Noninterest income of $12.2 million for the first quarter 2024 decreased $13.3 million and $4.7 million from the linked and prior year quarters, respectively. The decline from the linked and prior year quarters was primarily due to a decrease in tax credit income on lower activity and an increase in market interest rates that reduced the fair value of certain tax credits.

•Noninterest expense - Noninterest expense of $93.5 million for the first quarter 2024 increased $0.9 million and $12.5 million from the linked and prior year quarters, respectively. The increase from the linked quarter was primarily driven by employee compensation, partially offset by a decrease in the FDIC special assessment and variable deposit servicing costs. The increase from the prior year quarter was primarily due to variable deposit servicing costs and employee compensation.

•Loans - Loans totaled $11.0 billion at March 31, 2024, an increase of $144.4 million, or 5.3% on an annualized basis, from the linked quarter and an increase of $1.0 billion from the prior year quarter. Average loans totaled $10.9 billion for the quarter ended March 31, 2024, compared to $10.7 billion and $9.8 billion for the linked and prior year quarters, respectively.

•Asset quality - The allowance for credit losses to total loans was 1.23% at March 31, 2024, compared to 1.24% at December 31, 2023 and 1.38% at March 31, 2023. The ratio of nonperforming assets to total assets was 0.30% at March 31, 2024, compared to 0.34% and 0.09% at December 31, 2023 and March 31, 2023, respectively. The provision for credit losses recorded in the first quarter 2024 was $5.8 million, compared to $18.1 million and $4.2 million for the linked and prior year quarters, respectively.

•Deposits - Total deposits increased $77.3 million from December 31, 2023 to $12.3 billion at March 31, 2024, including a $176.2 million increase in brokered certificates of deposit. Average deposits were $12.2 billion for both the current and linked quarters and $10.9 billion for the prior year quarter. At March 31, 2024, noninterest-bearing deposit accounts totaled $3.8 billion, or 31.1% of total deposits, and the loan to deposit ratio was 90.0%.

•Liquidity - The Company’s total available on- and off-balance-sheet liquidity was approximately $5.6 billion at March 31, 2024. On-balance-sheet liquidity consisted of cash of $369.4 million and $1.1 billion in unpledged investment securities at March 31, 2024. Off-balance-sheet liquidity consisted of $1.3 billion available through the Federal Home Loan Bank, $2.6 billion available through the Federal Reserve and $120.0 million through correspondent bank lines. The Company also has an unused $25.0 million revolving line of credit and maintains a shelf registration allowing for the issuance of various forms of equity and debt securities.

•Capital - Total shareholders’ equity was $1.7 billion and the tangible common equity to tangible assets ratio2 was 9.01% at March 31, 2024, compared to 8.96% at December 31, 2023. Enterprise Bank & Trust remains “well-capitalized,” with a common equity tier 1 ratio of 12.1% and a total risk-based capital ratio of 13.2% at March 31, 2024. The Company’s common equity tier 1 ratio and total risk-based capital ratio were 11.4% and 14.3%, respectively, at March 31, 2024.

The Company’s board of directors approved a quarterly dividend of $0.26 per common share, payable on June 28, 2024 to shareholders of record as of June 14, 2024. The board of directors also declared a cash dividend of $12.50 per share of Series A Preferred Stock (or $0.3125 per depositary share) representing a 5% per annum rate for the period commencing (and including) March 15, 2024 to (but excluding) June 15, 2024. The dividend will be payable on June 15, 2024 and will be paid on June 17, 2024 to holders of record of Series A Preferred Stock as of June 3, 2024.

2 Tangible common equity to tangible assets ratio is a non-GAAP measure. Please refer to discussion and reconciliation of this measure in the accompanying financial tables.

Net Interest Income and NIM
Average Balance Sheets
The following table presents, for the periods indicated, certain information related to the Company’s average interest-earning assets and interest-bearing liabilities, as well as the corresponding average interest rates earned and paid, all on a tax-equivalent basis.

	Quarter ended
	March 31, 2024			December 31, 2023			March 31, 2023
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1,2]	$10,927,932	$186,703	6.87%	$10,685,961	$184,982	6.87%	$9,795,045	$152,762	6.33%
Securities[2]	2,400,571	19,491	3.27	2,276,915	18,385	3.20	2,288,451	17,117	3.03
Interest-earning deposits	268,068	3,569	5.35	420,762	5,631	5.31	106,254	1,195	4.56
Total interest-earning assets	13,596,571	209,763	6.20	13,383,638	208,998	6.20	12,189,750	171,074	5.69

Noninterest-earning assets	959,548			949,166			941,445

Total assets	$14,556,119			$14,332,804			$13,131,195

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$2,924,276	$18,612	2.56%	$2,844,847	$17,248	2.41%	$2,201,910	$5,907	1.09%
Money market accounts	3,401,802	31,357	3.71	3,342,979	30,579	3.63	2,826,836	15,471	2.22
Savings accounts	587,113	303	0.21	609,645	268	0.17	732,256	230	0.13
Certificates of deposit	1,341,990	14,201	4.26	1,373,808	14,241	4.11	670,521	3,053	1.85
Total interest-bearing deposits	8,255,181	64,473	3.14	8,171,279	62,336	3.03	6,431,523	24,661	1.56
Subordinated debentures and notes	156,046	2,484	6.40	155,907	2,475	6.30	155,497	2,409	6.28
FHLB advances	73,791	1,029	5.61	—	—	—	110,928	1,332	4.87
Securities sold under agreements to repurchase	204,898	1,804	3.54	150,827	1,226	3.22	215,604	749	1.41
Other borrowings	42,736	205	1.93	49,013	314	2.54	53,885	353	2.66
Total interest-bearing liabilities	8,732,652	69,995	3.22	8,527,026	66,351	3.09	6,967,437	29,504	1.72

Noninterest-bearing liabilities:
Demand deposits	3,925,522			3,992,067			4,481,966
Other liabilities	159,247			160,829			113,341
Total liabilities	12,817,421			12,679,922			11,562,744
Shareholders' equity	1,738,698			1,652,882			1,568,451
Total liabilities and shareholders' equity	$14,556,119			$14,332,804			$13,131,195

Total net interest income		$139,768			$142,647			$141,570
Net interest margin			4.13%			4.23%			4.71%

[1] Average balances include nonaccrual loans. Interest income includes loan fees of $2.4 million, $3.1 million, and $3.7 million for the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively.

[2] Non-taxable income is presented on a fully tax-equivalent basis using a tax rate of approximately 25%. The tax-equivalent adjustments were $2.0 million, $1.9 million, and $2.0 million for the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively.

Net interest income for the first quarter 2024 was $137.7 million, a decrease of $3.0 million and $1.8 million from the linked and prior year quarters, respectively. Net interest income on a tax equivalent basis was $139.8 million, $142.6 million and $141.6 million for the current, linked and prior year quarters, respectively. The decrease from the linked quarter was primarily due to the impact of competitive deposit pricing, continued remixing into higher cost deposit categories and an increase in wholesale borrowings. The decrease from the prior year quarter reflects higher interest expense on the deposit portfolio, as lagged deposit rates have increased, partially offset by the benefit of higher market interest rates on interest-earning assets and organic growth.

Interest income increased $0.6 million during the first quarter 2024. Interest on loans benefited from a $242.0 million increase in average loan balances compared to the linked quarter. The average interest rate of new loan originations in the first quarter 2024 was 7.84%. Interest on cash accounts decreased $2.1 million from the linked quarter due to a decline in average balances, while interest on securities increased $1.0 million due to an increase in both the average balance and yield due to the reinvestment of cash flows from the portfolio.

Interest expense increased $3.6 million in the first quarter 2024 primarily due to a $2.1 million increase in deposit interest expense and a $1.5 million increase in interest expense on borrowings. The increase in deposit interest expense reflects a shift in the deposit mix from demand deposits to interest-bearing deposits, particularly money market accounts and interest-bearing demand accounts, as well as higher rates paid on deposits. The average cost of interest-bearing deposits was 3.14%, an increase of 11 basis points compared to the linked quarter. The total cost of deposits, including noninterest-bearing demand accounts, was 2.13% during the first quarter 2024, compared to 2.03% in the linked quarter. The increase in interest expense on other borrowings was primarily due to higher average borrowings to fund net loan growth.

NIM, on a tax equivalent basis, was 4.13% in the first quarter 2024, a decrease of 10 basis points from the linked quarter and a decrease of 58 basis points from the prior year quarter. NIM in the first quarter 2024 was impacted by a $62.5 million improvement in the average unrealized loss on the investment portfolio, which reduced NIM by two basis points when compared to the linked quarter. For the month of March 2024, the loan portfolio yield was 6.89% and the cost of total deposits was 2.17%.

Investments

	Quarter ended
	March 31, 2024		December 31, 2023		March 31, 2023
($ in thousands)	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss
Available-for-sale (AFS)	$1,611,883	$(165,586)	$1,618,273	$(150,861)	$1,555,109	$(161,572)
Held-to-maturity (HTM)	758,017	(63,593)	750,434	(54,572)	720,694	(65,013)
Total	$2,369,900	$(229,179)	$2,368,707	$(205,433)	$2,275,803	$(226,585)

Investment securities totaled $2.4 billion at March 31, 2024, an increase of $1.2 million from the linked quarter. Investment purchases in the first quarter 2024 had a weighted average, tax equivalent yield of 5.21%. The tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities3 was 8.68% at March 31, 2024, compared to 8.67% at December 31, 2023.

3 The tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Loans
The following table presents total loans for the most recent five quarters:

	At
($ in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
C&I	$2,263,817	$2,186,203	$2,020,303	$2,029,370	$2,005,539
CRE investor owned	2,280,990	2,291,660	2,260,220	2,290,701	2,239,932
CRE owner occupied	1,279,929	1,262,264	1,255,885	1,208,675	1,173,985
SBA loans*	1,274,780	1,281,632	1,309,497	1,327,667	1,315,732
Sponsor finance*	865,180	872,264	888,000	879,491	677,529
Life insurance premium financing*	1,003,597	956,162	928,486	912,274	859,910
Tax credits*	718,383	734,594	683,580	609,137	547,513
Residential real estate	354,615	359,957	364,618	354,588	348,726
Construction and land development	726,742	670,567	639,555	599,375	590,509
Other	260,459	268,815	266,676	301,345	252,543
Total loans	$11,028,492	$10,884,118	$10,616,820	$10,512,623	$10,011,918

Quarterly loan yield	6.87%	6.87%	6.80%	6.64%	6.33%
Variable interest rate loans to total loans	61%	61%	61%	62%	63%

*Specialty loan category

Loans totaled $11.0 billion at March 31, 2024, increasing $144.4 million, compared to the linked quarter. During the current quarter, C&I loans increased $77.6 million, construction loans increased $56.2 million and specialty loans increased $17.3 million, primarily due to growth in life insurance premium finance loans. Loan sales of $23.1 million mitigated growth in the SBA category during the current quarter. Average line utilization was approximately 44% for the quarter ended March 31, 2024, compared to 42% for the linked and prior year quarters.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	At
($ in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Nonperforming loans*	$35,642	$43,728	$48,932	$16,112	$11,972
Other	8,466	5,736	6,933	—	250
Nonperforming assets*	$44,108	$49,464	$55,865	$16,112	$12,222

Nonperforming loans to total loans	0.32%	0.40%	0.46%	0.15%	0.12%
Nonperforming assets to total assets	0.30%	0.34%	0.40%	0.12%	0.09%
Allowance for credit losses to total loans	1.23%	1.24%	1.34%	1.34%	1.38%
Quarterly net charge-offs (recoveries)	$5,864	$28,479	$6,856	$2,973	$(264)

*Guaranteed balances excluded	$9,630	$10,682	$5,974	$6,666	$6,835

Nonperforming assets decreased $5.4 million during the first quarter 2024 and increased $31.9 million from the prior year quarter. The decrease in nonperforming assets in the current quarter was driven primarily by gross charge-offs of $6.7 million, including $4.8 million on two relationships that moved to nonperforming status in the fourth quarter 2023. Included in that amount was $3.4 million related to the Agricultural relationship that was disclosed in the fourth quarter 2023 and has now been fully charged-off. The increase in nonperforming assets from the prior year quarter was primarily due to a $26.4 million increase in real estate loans and an $8.2 million increase in OREO and other repossessed assets, partially offset by a $2.8 million decrease in C&I loans. Annualized net charge-offs totaled 22 basis points of average loans in the first quarter 2024, compared to 106 basis points in the linked quarter and a net recovery of 1 basis point in the prior year quarter.

The provision for credit losses totaled $5.8 million in the first quarter 2024, compared to $18.1 million and $4.2 million in the linked and prior year quarters, respectively. The provision for credit losses in the first quarter 2024 was primarily related to net charge-offs and updates to qualitative factors used in the allowance calculation. The decrease in the provision for credit losses from the linked quarter is commensurate to the decrease in charge-offs from the linked quarter.

The allowance for credit losses to total loans was 1.23% at March 31, 2024, compared to 1.24% and 1.38% at December 31, 2023 and March 31, 2023, respectively.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	At
($ in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Noninterest-bearing demand accounts	$3,805,334	$3,958,743	$3,852,486	$3,880,561	$4,192,523
Interest-bearing demand accounts	2,956,282	2,950,259	2,749,598	2,629,339	2,395,901
Money market and savings accounts	4,006,702	3,994,455	3,837,145	3,577,856	3,672,539
Brokered certificates of deposit	659,005	482,759	695,551	893,808	369,505
Other certificates of deposit	826,378	790,155	775,127	638,296	524,168
Total deposit portfolio	$12,253,701	$12,176,371	$11,909,907	$11,619,860	$11,154,636

Noninterest-bearing deposits to total deposits	31.1%	32.5%	32.3%	33.4%	37.6%
Quarterly cost of deposits	2.13%	2.03%	1.84%	1.46%	0.92%

Total deposits at March 31, 2024 were $12.3 billion, an increase of $77.3 million and $1.1 billion from the linked and prior year quarters, respectively. Excluding brokered certificates of deposits, total deposits declined $98.9 million and increased $809.6 million, from the linked and prior year quarters, respectively. The decrease in demand accounts in the first quarter 2024 was primarily related to normal, seasonal deposit outflows. Reciprocal deposits, which are placed through third party programs to provide FDIC insurance on larger deposit relationships, totaled $1.1 billion at March 31, 2024, compared to $1.2 billion at December 31, 2023.

Total estimated insured deposits4, which includes collateralized deposits, reciprocal accounts and accounts that qualify for pass-through insurance, totaled $8.7 billion, or 71% of total deposits, at March 31, 2024, compared to $8.3 billion, or 69% of total deposits, at December 31, 2023.

4 Estimated insured deposits is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Noninterest Income
The following table presents a comparative summary of the major components of noninterest income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	March 31, 2024	December 31, 2023	Increase (decrease)		March 31, 2023	Increase (decrease)
Deposit service charges	$4,423	$4,334	$89	2%	$4,128	$295	7%
Wealth management revenue	2,544	2,428	116	5%	2,516	28	1%
Card services revenue	2,412	2,666	(254)	(10)%	2,338	74	3%
Tax credit income (loss)	(2,190)	9,688	(11,878)	(123)%	1,813	(4,003)	(221)%
Other income	4,969	6,336	(1,367)	(22)%	6,103	(1,134)	(19)%
Total noninterest income	$12,158	$25,452	$(13,294)	(52)%	$16,898	$(4,740)	(28)%

Total noninterest income was $12.2 million for the first quarter 2024, a decrease of $13.3 million from the linked quarter and a decrease of $4.7 million from the prior year quarter. The decrease from the linked and prior year quarters was primarily due to a decrease in tax credit income. Tax credit income is typically highest in the fourth quarter of each year and will vary in other periods based on transaction volumes and fair value changes on credits carried at fair value.

The following table presents a comparative summary of the major components of other income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	March 31, 2024	December 31, 2023	Increase (decrease)		March 31, 2023	Increase (decrease)
Gain on SBA loan sales	$1,415	$—	$1,415	100%	$501	$914	182%
BOLI	864	1,279	(415)	(32)%	791	73	9%
Community development investments	585	1,027	(442)	(43)%	595	(10)	(2)%
Private equity fund distributions	162	725	(563)	(78)%	1,749	(1,587)	(91)%
Servicing fees	287	774	(487)	(63)%	512	(225)	(44)%
Swap fees	45	163	(118)	(72)%	250	(205)	(82)%
Miscellaneous income	1,611	2,368	(757)	(32)%	1,705	(94)	(6)%
Total other income	$4,969	$6,336	$(1,367)	(22)%	$6,103	$(1,134)	(19)%

The decrease in other income from the linked quarter was primarily driven by lower community development and private equity distributions, BOLI income and servicing fees. Community development and private equity distributions are not consistent sources of income and fluctuate based on distributions from the underlying funds. BOLI income in the linked quarter included a policy benefit payment that did not recur. Servicing fee income fluctuates based on prepayment experience and changes to the discount rate used in the valuation of the servicing rights. These decreases were partially offset by a $1.4 million gain on the sale of SBA loans in the first quarter 2024.

Noninterest Expense
The following table presents a comparative summary of the major components of noninterest expense for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	March 31, 2024	December 31, 2023	Increase (decrease)		March 31, 2023	Increase (decrease)
Employee compensation and benefits	$45,262	$39,651	$5,611	14%	$42,503	$2,759	6%
Deposit costs	20,277	21,606	(1,329)	(6)%	12,720	7,557	59%
Occupancy	4,326	4,313	13	—%	4,061	265	7%
FDIC special assessment	625	2,412	(1,787)	(74)%	—	625	100%
Core conversion expense	350	—	350	100%	—	350	100%
Other expense	22,661	24,621	(1,960)	(8)%	21,699	962	4%
Total noninterest expense	$93,501	$92,603	$898	1%	$80,983	$12,518	15%

Employee compensation and benefits increased $5.6 million from the linked quarter primarily due to the annual reset of payroll taxes and vacation, along with annual merit increases that became effective March 1, 2024. The FDIC special assessment of $0.6 million and $2.4 million in the current and linked quarters, respectively, is an assessment from the FDIC to recover estimated losses in the Deposit Insurance Fund related to bank failures in 2023. The assessment may change in future periods as the FDIC updates its loss estimates. Deposit costs relate to certain specialized deposit businesses that receive an earnings credit allowance for deposit related expenses that are impacted by interest rates and average balances. Deposit costs decreased $1.3 million from the linked quarter primarily due to the expiration of certain allowances that were not used.

The increase in noninterest expense of $12.5 million from the prior year quarter was primarily due to an increase in the associate base, merit increases throughout 2023 and 2024, and an increase in variable deposit costs due to higher earnings credit rates and average balances.

For the first quarter 2024, the Company’s core efficiency ratio5 was 60.2%, compared to 53.1% for the linked quarter and 50.5% for the prior year quarter.

Income Taxes
The Company’s effective tax rate was 20.2%, compared to 19.8% and 21.8% in the linked and prior year quarters, respectively. The increase in the effective tax rate from the linked quarter was driven by a state apportionment adjustment that lowered the effective tax rate in the linked quarter, while the decrease from the prior year quarter was driven by tax credit opportunities the Company has deployed as part of its tax planning strategy.

5 Core efficiency ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Capital
The following table presents the Company’s total equity and various capital ratios for the most recent five quarters:

	At
($ in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Shareholders’ equity	$1,731,725	$1,716,068	$1,611,880	$1,618,233	$1,592,820
Total risk-based capital to risk-weighted assets	14.3%	14.2%	14.1%	14.1%	14.3%
Tier 1 capital to risk weighted assets	12.8%	12.7%	12.6%	12.5%	12.6%
Common equity tier 1 capital to risk-weighted assets	11.4%	11.3%	11.2%	11.1%	11.2%
Leverage ratio	11.0%	11.0%	10.9%	11.0%	11.1%
Tangible common equity to tangible assets	9.01%	8.96%	8.51%	8.65%	8.81%

*Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Total equity was $1.7 billion at March 31, 2024, an increase of $15.7 million from the linked quarter. The Company’s tangible common book value per share was $34.21 at March 31, 2024, compared to $33.85 and $30.55 at December 31, 2023 and March 31, 2023, respectively.

The Company’s regulatory capital ratios continue to exceed the “well-capitalized” regulatory benchmark. Capital ratios for the current quarter are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as tangible common equity, PPNR, ROATCE, core efficiency ratio, the tangible common equity ratio, tangible book value per common share, estimated insured deposits and adjusted diluted earnings per share, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its tangible common equity, PPNR, ROATCE, core efficiency ratio, the tangible common equity ratio, tangible book value per common share, estimated insured deposits and adjusted diluted earnings per share, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as the FDIC special assessment, core conversion expenses, merger-related expenses, facilities charges, and the gain or loss on sale of investment securities, that the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 10:00 a.m. Central Time on Tuesday, April 23, 2024. During the call, management will review the first quarter 2024 results and related matters. This press release as well as a related slide presentation will be accessible on the Company’s website at www.enterprisebank.com under “Investor Relations” prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-800-715-9871. We encourage participants to pre-register for the conference call using the following link:
https://bit.ly/EFSC1Q2024EarningsCallRegistration. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. A recorded replay of the conference call will be available on the website after the call’s completion. The replay will be available for at least two weeks following the conference call.

About Enterprise Financial Services Corp
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $14.6 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates branch offices in Arizona, California, Florida, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices throughout the country. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, liquidity, yields and returns, loan diversification and credit management, shareholder value creation and the impact of acquisitions.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma”, “pipeline” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses and grow the acquired operations, as well as credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic and market conditions, high unemployment rates, higher inflation and its impacts (including U.S. federal government measures to address higher inflation), U.S. fiscal debt, budget and tax matters, and any slowdown in global economic growth, risks associated with rapid increases or decreases in prevailing interest rates, our ability to attract and retain deposits and access to other sources of liquidity, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services, changes in accounting policies and practices or accounting standards, changes in the method of determining LIBOR and the phase out of LIBOR, natural disasters, terrorist activities, war and geopolitical matters (including the war in Israel and potential for a broader regional conflict and the war in Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, and their effects on economic and business environments in which we operate, including the related disruption to the financial market and other economic activity, and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the Company’s other filings with the SEC. The Company cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Company’s results.

For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Readers are cautioned not to place undue reliance on any forward-looking statements. Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information contact
Investor Relations: Keene Turner, Senior Executive Vice President and CFO (314) 512-7233
Media: Steve Richardson, Senior Vice President, Corporate Communications (314) 995-5695

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended
($ in thousands, except per share data)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
EARNINGS SUMMARY
Net interest income	$137,728	$140,732	$141,639	$140,692	$139,529
Provision for credit losses	5,756	18,053	8,030	6,339	4,183
Noninterest income	12,158	25,452	12,085	14,290	16,898
Noninterest expense	93,501	92,603	88,644	85,956	80,983
Income before income tax expense	50,629	55,528	57,050	62,687	71,261
Income tax expense	10,228	10,999	12,385	13,560	15,523
Net income	40,401	44,529	44,665	49,127	55,738
Preferred stock dividends	938	937	938	937	938
Net income available to common shareholders	$39,463	$43,592	$43,727	$48,190	$54,800

Diluted earnings per common share	$1.05	$1.16	$1.17	$1.29	$1.46
Adjusted diluted earnings per common share[1]	$1.07	$1.21	$1.17	$1.29	$1.46
Return on average assets	1.12%	1.23%	1.26%	1.44%	1.72%
Adjusted return on average assets[1]	1.14%	1.28%	1.26%	1.44%	1.72%
Return on average common equity[1]	9.52%	10.94%	11.00%	12.48%	14.85%
Adjusted return on average common equity[1]	9.70%	11.40%	11.00%	12.48%	14.85%
ROATCE[1]	12.31%	14.38%	14.49%	16.53%	19.93%
Adjusted ROATCE[1]	12.53%	14.98%	14.49%	16.53%	19.93%
Net interest margin (tax equivalent)	4.13%	4.23%	4.33%	4.49%	4.71%
Efficiency ratio	62.38%	55.72%	57.66%	55.46%	51.77%
Core efficiency ratio[1]	60.21%	53.06%	56.18%	54.04%	50.47%

Assets	$14,613,338	$14,518,590	$14,025,042	$13,871,154	$13,325,982
Average assets	$14,556,119	$14,332,804	$14,068,860	$13,671,985	$13,131,195
Period end common shares outstanding	37,515	37,416	37,385	37,359	37,311
Dividends per common share	$0.25	$0.25	$0.25	$0.25	$0.25
Tangible book value per common share[1]	$34.21	$33.85	$31.06	$31.23	$30.55
Tangible common equity to tangible assets[1]	9.01%	8.96%	8.51%	8.65%	8.81%
Total risk-based capital to risk-weighted assets[2]	14.3%	14.2%	14.1%	14.1%	14.3%

[1]Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.
[2]Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands, except per share data)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
INCOME STATEMENTS
NET INTEREST INCOME
Interest income	$207,723	$207,083	$200,906	$187,897	$169,033
Interest expense	69,995	66,351	59,267	47,205	29,504
Net interest income	137,728	140,732	141,639	140,692	139,529
Provision for credit losses	5,756	18,053	8,030	6,339	4,183
Net interest income after provision for credit losses	131,972	122,679	133,609	134,353	135,346

NONINTEREST INCOME
Deposit service charges	4,423	4,334	4,187	3,910	4,128
Wealth management revenue	2,544	2,428	2,614	2,472	2,516
Card services revenue	2,412	2,666	2,560	2,464	2,338
Tax credit income (loss)	(2,190)	9,688	(2,673)	368	1,813
Other income	4,969	6,336	5,397	5,076	6,103
Total noninterest income	12,158	25,452	12,085	14,290	16,898

NONINTEREST EXPENSE
Employee compensation and benefits	45,262	39,651	40,771	41,641	42,503
Deposit costs	20,277	21,606	20,987	16,980	12,720
Occupancy	4,326	4,313	4,198	3,954	4,061
FDIC special assessment	625	2,412	—	—	—
Core conversion expense	350	—	—	—	—
Other expense	22,661	24,621	22,688	23,381	21,699
Total noninterest expense	93,501	92,603	88,644	85,956	80,983

Income before income tax expense	50,629	55,528	57,050	62,687	71,261
Income tax expense	10,228	10,999	12,385	13,560	15,523
Net income	$40,401	$44,529	$44,665	$49,127	$55,738
Preferred stock dividends	938	937	938	937	938
Net income available to common shareholders	$39,463	$43,592	$43,727	$48,190	$54,800

Basic earnings per common share	$1.05	$1.16	$1.17	$1.29	$1.47
Diluted earnings per common share	$1.05	$1.16	$1.17	$1.29	$1.46

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At
($ in thousands)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
BALANCE SHEET

ASSETS
Cash and due from banks	$157,697	$193,275	$190,806	$202,702	$210,813
Interest-earning deposits	215,951	243,610	184,245	125,328	81,241
Debt and equity investments	2,443,977	2,434,902	2,279,578	2,340,821	2,338,746
Loans held for sale	610	359	212	551	261

Loans	11,028,492	10,884,118	10,616,820	10,512,623	10,011,918
Allowance for credit losses	(135,498)	(134,771)	(142,133)	(141,319)	(138,295)
Total loans, net	10,892,994	10,749,347	10,474,687	10,371,304	9,873,623

Fixed assets, net	44,382	42,681	41,268	41,988	42,340
Goodwill	365,164	365,164	365,164	365,164	365,164
Intangible assets, net	11,271	12,318	13,425	14,544	15,680
Other assets	481,292	476,934	475,657	408,752	398,114
Total assets	$14,613,338	$14,518,590	$14,025,042	$13,871,154	$13,325,982

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$3,805,334	$3,958,743	$3,852,486	$3,880,561	$4,192,523
Interest-bearing deposits	8,448,367	8,217,628	8,057,421	7,739,299	6,962,113
Total deposits	12,253,701	12,176,371	11,909,907	11,619,860	11,154,636
Subordinated debentures and notes	156,124	155,984	155,844	155,706	155,569
FHLB advances	125,000	—	—	150,000	100,000
Other borrowings	195,246	297,829	182,372	199,390	213,489
Other liabilities	151,542	172,338	165,039	127,965	109,468
Total liabilities	12,881,613	12,802,522	12,413,162	12,252,921	11,733,162
Shareholders’ equity:
Preferred stock	71,988	71,988	71,988	71,988	71,988
Common stock	375	374	374	374	373
Additional paid-in capital	995,969	995,208	992,044	988,355	984,281
Retained earnings	778,784	749,513	715,303	680,981	642,153
Accumulated other comprehensive loss	(115,391)	(101,015)	(167,829)	(123,465)	(105,975)
Total shareholders’ equity	1,731,725	1,716,068	1,611,880	1,618,233	1,592,820
Total liabilities and shareholders’ equity	$14,613,338	$14,518,590	$14,025,042	$13,871,154	$13,325,982

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At or for the quarter ended
($ in thousands)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
LOAN PORTFOLIO
Commercial and industrial	$4,766,310	$4,672,559	$4,448,535	$4,360,862	$4,032,189
Commercial real estate	4,804,803	4,803,571	4,794,355	4,802,293	4,699,302
Construction real estate	820,416	760,425	723,796	671,573	663,264
Residential real estate	367,218	372,188	376,120	368,867	364,059
Other	269,745	275,375	274,014	309,028	253,104
Total loans	$11,028,492	$10,884,118	$10,616,820	$10,512,623	$10,011,918

DEPOSIT PORTFOLIO
Noninterest-bearing demand accounts	$3,805,334	$3,958,743	$3,852,486	$3,880,561	$4,192,523
Interest-bearing demand accounts	2,956,282	2,950,259	2,749,598	2,629,339	2,395,901
Money market and savings accounts	4,006,702	3,994,455	3,837,145	3,577,856	3,672,539
Brokered certificates of deposit	659,005	482,759	695,551	893,808	369,505
Other certificates of deposit	826,378	790,155	775,127	638,296	524,168
Total deposits	$12,253,701	$12,176,371	$11,909,907	$11,619,860	$11,154,636

AVERAGE BALANCES
Loans	$10,927,932	$10,685,961	$10,521,966	$10,284,873	$9,795,045
Securities	2,400,571	2,276,915	2,302,850	2,297,995	2,288,451
Interest-earning assets	13,596,571	13,383,638	13,160,587	12,756,653	12,189,750
Assets	14,556,119	14,332,804	14,068,860	13,671,985	13,131,195
Deposits	12,180,703	12,163,346	11,922,534	11,387,813	10,913,489
Shareholders’ equity	1,738,698	1,652,882	1,648,605	1,621,337	1,568,451
Tangible common equity[1]	1,289,776	1,202,872	1,197,486	1,169,091	1,115,052

YIELDS (tax equivalent)
Loans	6.87%	6.87%	6.80%	6.64%	6.33%
Securities	3.27	3.20	3.11	3.06	3.03
Interest-earning assets	6.20	6.20	6.12	5.97	5.69
Interest-bearing deposits	3.14	3.03	2.77	2.26	1.56
Deposits	2.13	2.03	1.84	1.46	0.92
Subordinated debentures and notes	6.40	6.30	6.28	6.27	6.28
FHLB advances and other borrowed funds	3.80	3.06	2.76	3.45	2.60
Interest-bearing liabilities	3.22	3.09	2.84	2.40	1.72
Net interest margin	4.13	4.23	4.33	4.49	4.71
1Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
ASSET QUALITY
Net charge-offs (recoveries)	$5,864	$28,479	$6,856	$2,973	$(264)
Nonperforming loans	35,642	43,728	48,932	16,112	11,972
Classified assets	185,150	185,389	184,393	108,065	110,384
Nonperforming loans to total loans	0.32%	0.40%	0.46%	0.15%	0.12%
Nonperforming assets to total assets	0.30%	0.34%	0.40%	0.12%	0.09%
Allowance for credit losses to total loans	1.23%	1.24%	1.34%	1.34%	1.38%
Allowance for credit losses to total loans, excluding guaranteed loans	1.34%	1.35%	1.47%	1.48%	1.53%
Allowance for credit losses to nonperforming loans	380.2%	308.2%	290.5%	877.1%	1,155.2%
Net charge-offs (recoveries) to average loans -annualized	0.22%	1.06%	0.26%	0.12%	(0.01)%

WEALTH MANAGEMENT
Trust assets under management	$2,352,902	$2,235,073	$2,129,408	$1,992,563	$1,956,146

SHARE DATA
Book value per common share	$44.24	$43.94	$41.19	$41.39	$40.76
Tangible book value per common share[1]	$34.21	$33.85	$31.06	$31.23	$30.55
Market value per share	$40.56	$44.65	$37.50	$39.10	$44.59
Period end common shares outstanding	37,515	37,416	37,385	37,359	37,311
Average basic common shares	37,490	37,421	37,405	37,347	37,305
Average diluted common shares	37,597	37,554	37,520	37,495	37,487

CAPITAL
Total risk-based capital to risk-weighted assets[2]	14.3%	14.2%	14.1%	14.1%	14.3%
Tier 1 capital to risk-weighted assets[2]	12.8%	12.7%	12.6%	12.5%	12.6%
Common equity tier 1 capital to risk-weighted assets[2]	11.4%	11.3%	11.2%	11.1%	11.2%
Tangible common equity to tangible assets[1]	9.01%	8.96%	8.51%	8.65%	8.81%

[1]Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.
[2]Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Quarter ended
($ in thousands)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
CORE EFFICIENCY RATIO
Net interest income (GAAP)	$137,728	$140,732	$141,639	$140,692	$139,529
Tax-equivalent adjustment	2,040	1,915	2,061	2,062	2,041
Noninterest income (GAAP)	12,158	25,452	12,085	14,290	16,898
Less gain on sale of investment securities	—	220	—	—	381
Less gain (loss) on sale of other real estate owned	(2)	—	—	97	90
Core revenue (non-GAAP)	151,928	167,879	155,785	156,947	157,997

Noninterest expense (GAAP)	93,501	92,603	88,644	85,956	80,983
Less FDIC special assessment	625	2,412	—	—	—
Less core conversion expense	350	—	—	—	—
Less amortization on intangibles	1,047	1,108	1,118	1,136	1,239
Core noninterest expense (non-GAAP)	91,479	89,083	87,526	84,820	79,744

Core efficiency ratio (non-GAAP)	60.21%	53.06%	56.18%	54.04%	50.47%

	Quarter ended
(in thousands, except per share data)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
TANGIBLE COMMON EQUITY, TANGIBLE BOOK VALUE PER SHARE AND TANGIBLE COMMON EQUITY RATIO
Shareholders’ equity (GAAP)	$1,731,725	$1,716,068	$1,611,880	$1,618,233	$1,592,820
Less preferred stock	71,988	71,988	71,988	71,988	71,988
Less goodwill	365,164	365,164	365,164	365,164	365,164
Less intangible assets	11,271	12,318	13,425	14,544	15,680
Tangible common equity (non-GAAP)	$1,283,302	$1,266,598	$1,161,303	$1,166,537	$1,139,988
Less net unrealized losses on HTM securities, after tax	47,822	41,038	81,367	53,611	48,630
Tangible common equity adjusted for unrealized losses on HTM securities (non-GAAP)	$1,235,480	$1,225,560	$1,079,936	$1,112,926	$1,091,358

Common shares outstanding	37,515	37,416	37,385	37,359	37,311
Tangible book value per share (non-GAAP)	$34.21	$33.85	$31.06	$31.23	$30.55

Total assets (GAAP)	$14,613,338	$14,518,590	$14,025,042	$13,871,154	$13,325,982
Less goodwill	365,164	365,164	365,164	365,164	365,164
Less intangible assets	11,271	12,318	13,425	14,544	15,680
Tangible assets (non-GAAP)	$14,236,903	$14,141,108	$13,646,453	$13,491,446	$12,945,138

Tangible common equity to tangible assets (non-GAAP)	9.01%	8.96%	8.51%	8.65%	8.81%
Tangible common equity to tangible assets adjusted for unrealized losses on HTM securities (non-GAAP)	8.68%	8.67%	7.91%	8.25%	8.43%

	Quarter Ended
($ in thousands)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (ROATCE)
Average shareholder’s equity (GAAP)	$1,738,698	$1,652,882	$1,648,605	$1,621,337	$1,568,451
Less average preferred stock	71,988	71,988	71,988	71,988	71,988
Less average goodwill	365,164	365,164	365,164	365,164	365,164
Less average intangible assets	11,770	12,858	13,967	15,094	16,247
Average tangible common equity (non-GAAP)	$1,289,776	$1,202,872	$1,197,486	$1,169,091	$1,115,052

Net income available to common shareholders (GAAP)	$39,463	$43,592	$43,727	$48,190	$54,800
FDIC special assessment (after tax)	470	1,814	—	—	—
Core conversion expense (after tax)	263	—	—	—	—
Net income available to common shareholders adjusted (non-GAAP)	$40,196	$45,406	$43,727	$48,190	$54,800
Return on average common equity (non-GAAP)	9.52%	10.94%	11.00%	12.48%	14.85%
Adjusted return on average common equity (non-GAAP)	9.70%	11.40%	11.00%	12.48%	14.85%
ROATCE (non-GAAP)	12.31%	14.38%	14.49%	16.53%	19.93%
Adjusted ROATCE (non-GAAP)	12.53%	14.98%	14.49%	16.53%	19.93%

	Quarter ended
($ in thousands)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
CALCULATION OF PRE-PROVISION NET REVENUE (PPNR)
Net interest income	$137,728	$140,732	$141,639	$140,692	$139,529
Noninterest income	12,158	25,452	12,085	14,290	16,898
FDIC special assessment	625	2,412	—	—	—
Core conversion expense	350	—	—	—	—
Less gain on sale of investment securities	—	220	—	—	381
Less gain (loss) on sale of other real estate owned	(2)	—	—	97	90
Less noninterest expense	93,501	92,603	88,644	85,956	80,983
PPNR (non-GAAP)	$57,362	$75,773	$65,080	$68,929	$74,973

	Quarter ended
($ in thousands)	Mar 31, 2024	Dec 31, 2023
CALCULATION OF ESTIMATED INSURED DEPOSITS
Estimated uninsured deposits per Call Report	$4,062,505	$4,297,447
Collateralized/affiliate deposits	(515,439)	(459,872)
Accrued interest on deposits	(5,542)	(7,291)
Adjusted uninsured/uncollateralized deposits	3,541,524	3,830,284
Estimated insured/collateralized deposits	8,712,177	8,346,087
Total deposits	$12,253,701	$12,176,371

	Quarter ended
(in thousands, except per share data)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
RETURN ON AVERAGE ASSETS AND DILUTED EARNINGS PER SHARE
Net income (GAAP)	$40,401	$44,529	$44,665	$49,127	$55,738
FDIC special assessment (after tax)	470	1,814	—	—	—
Core conversion expense (after tax)	263	—	—	—	—
Net income adjusted (non-GAAP)	$41,134	$46,343	$44,665	$49,127	$55,738
Less preferred stock dividends	938	937	938	937	938
Net income available to common shareholders adjusted (non-GAAP)	$40,196	$45,406	$43,727	$48,190	$54,800

Average assets	$14,556,119	$14,332,804	$14,068,860	$13,671,985	$13,131,195
Return on average assets (GAAP)	1.12%	1.23%	1.26%	1.44%	1.72%
Adjusted return on average assets (non-GAAP)	1.14%	1.28%	1.26%	1.44%	1.72%
Average diluted common shares	37,597	37,554	37,520	37,495	37,487
Adjusted diluted earnings per share (non-GAAP)	$1.07	$1.21	$1.17	$1.29	$1.46